CHINA ENERGY RECOVERY STOCK OPTION PLAN

ARTICLE V	STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON	7
5.1	Stock Grant and Option Limits	7
5.2	Stock Offered	8

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TABLE OF CONTENTS
(continued)

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CHINA ENERGY RECOVERY STOCK OPTION PLAN

ARTICLE I
PURPOSE

The purpose of this Plan is to benefit the shareholders of the Company by assisting the Company to attract, retain and provide incentives to Employees and Directors of, and non-employee Consultants to, the Company and its Affiliates, and to align the interests of such Employees, Directors and Consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Incentive Stock Options and Non-Qualified Stock Options, as provided herein, as may be best suited to the circumstances of the particular Employee, Director or Consultant.

ARTICLE II
DEFINITIONS

The following capitalized words and phrases, when used in the text of this document, shall have the meanings set forth below. Except where otherwise clearly indicated by the context, words in the masculine gender include the feminine gender, and vice versa, and, wherever any words are used in the singular form, they shall be construed as if they were also used in the plural form in all cases where the plural form would so apply, and vice versa. Any term used herein without an initial capital letter that is used in a provision of the Code or the Exchange Act with which the Plan must comply to meet the requirements of such provision of the Code or the Exchange Act shall be interpreted as having the meaning used in such provision of the Code or Exchange Act, if necessary for the Plan to comply with such provision. Where a definition includes rules regarding the definition, those rules shall apply.

2.1
“Affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.2	“Board” shall mean the Board of Directors of the Company.

2.3
“Cause” shall have the meaning set forth in an Option Agreement or, if not specifically defined in the Option Agreement, shall mean, with respect to an Employee, the Employee’s (a) failure to substantially perform his duties in connection with his employment by the Company, as determined by the Board in its sole discretion, (b) willful engagement in conduct which is injurious to the business or reputation of the Company, as determined by the Board in its sole discretion, (c) violation of any Company policy, as determined by the Board in its sole discretion, or (d) felony conviction.

2.4	“Change of Control” shall mean one or more of the following:

(a)
A change in the ownership of the Company. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined under Subsection (d), a “Group”), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or a Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of Subsection (b), below)). An increase in the percentage of stock owned by any one person, or a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 2.6. This Subsection (a) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction (see, Subsection (c) for rules regarding the transfer of assets of the Company).

(b)	A change in the effective control of the Company.

(1)
Notwithstanding that the Company has not undergone a change in ownership, as described in Subsection (a), above, a change in the effective control of the Company occurs on either of the following dates:

(A)
The date any one person, or a Group, acquires (or has acquired during the twelve- (12-) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or

(B)
The date a majority of members of the Board is replaced during any twelve- (12-) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, provided that for purposes of this paragraph (B), the term Company refers solely to (i) the corporation for whom a Holder is performing services at the time of the Change in Control event, (ii) the corporation that is liable for the payment of nonqualified deferred compensation (or all corporations liable for the payment if more than one corporation is liable) to Holders, or (iii) a corporation that is a majority shareholder of a corporation identified in paragraph (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i) or (ii).

In the absence of an event described in paragraph (A) or (B), a change in the effective control of the Company will not have occurred.

(2)
Acquisition of additional control. If any one person, or a Group, is considered to effectively control the Company (within the meaning of this Subsection (b)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of Subsection (a)).

CHINA ENERGY RECOVERY STOCK OPTION PLAN

(c)	A change in the ownership of a substantial portion of the Company’s assets.

(1)
A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or a Group, acquires (or has acquired during the twelve- (12-) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total “gross fair market value” equal to or more than forty percent (40%) of the total “gross fair market value” of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(2)
Notwithstanding paragraph (1), there is no Change in Control event under this Subsection (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (2). A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to:

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	A person, or a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (C).

For purposes of this paragraph (2) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

(d)
Persons acting as a Group. For purposes of the definition of “Change of Control,” persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a Group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

2.5
“Code” shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code are deemed to include any amendments or successor provisions to such section and any regulation promulgated by the U.S. Department of Treasury under such section.

2.6	“Committee” shall mean a committee of not less than two (2) members of the Board who are selected by the Board as provided in Section 4.1.

2.7	“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

2.8	“Company” shall mean China Energy Recovery, Inc., a Delaware corporation, and any successor thereto.

2.9	“Consultant” shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to perform consulting services therefor.

2.10	“Director” shall mean an individual who is a member of the Board or a member of the board of directors of an Affiliate but, in either case, who is not an Employee.

2.11	“Effective Date” shall mean October 29, 2008.

2.12
“Employee” shall mean any individual who is employed as a common law employee by the Company or an Affiliate. The determination of whether an individual is an Employee, an independent contractor or any other classification of worker or service provider and the determination of whether an individual is classified as a member of any particular classification of employees shall be made solely in accordance with the classifications used by the Company or Affiliate, as applicable, and shall not be dependent on, or change due to, the treatment of the individual for any purposes under the Code, common law or any other law, or any determination made by any court or government agency.

2.13	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14
“Fair Market Value” shall mean, as of any specified date and at such time as the Common Stock is readily tradable on an established securities market, (a) the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or (b) if the Common Stock is traded over-the-counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Common Stock on the most recent date on which the Common Stock was so traded.

2.15
“Family Member” shall mean any child, stepchild, grandchild, grandparent, parent, step-parent spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

2.16
“Good Reason” shall have the meaning set forth in the Option Agreement or, if not specifically defined in the Option Agreement, shall mean: (a) the material reduction of an Employee’s base salary, (b) the material adverse change, without his or her consent, of an Employee’s title, authority, duties or responsibilities from those immediately prior to Change of Control, or (c) the material breach by the Company of any material terms of the Employee’s employment which has not been cured within thirty (30) days after a notice has been given by the Employee to the Company.

2.17	“Group” shall have the meaning set forth in Section 2.6(a).

2.18	“Holder” shall mean an Employee, Director or Consultant who has been granted an Option.

2.19	“Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code.

2.20	“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

2.21	“Option” shall mean an award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

2.22	“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option, each of which shall constitute a part of the Plan.

2.23	“Plan” shall mean the China Energy Recovery Stock Option Plan, as set forth herein and as amended from time to time, together with each Option Agreement.

2.24	“Publicly Traded” shall mean that the Company or an Affiliates has issued any class of common equity securities required to be registered under section 12 of the Exchange Act.

2.25
“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.26	“Section 162(m)” shall mean Section 162(m) of the Code and any related Treasury regulations promulgated or IRS guidance issued thereunder.

2.27	“Section 409A” shall mean Section 409A of the Code and any related Treasury regulations promulgated or IRS guidance issued thereunder.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

2.28
“Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporations thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.29	“Total and Permanent Disability” shall mean one of the following:

(a)
the inability of the Holder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months;

(b)
the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer for whom the Employee performs services; or

(c)	the Holder is determined to be totally disabled by the Social Security Administration.

Solely with respect to Incentive Stock Options, the term shall have the meaning set forth in Section 22(e)(3) of the Code.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the shareholders of the Company on or within twelve (12) months of the Effective Date.

ARTICLE IV
ADMINISTRATION

4.1
Composition of Committee. The Plan shall be administered by the Committee, which shall be constituted so as to permit applicable Options under the Plan to constitute “performance-based compensation” for purposes of Section 162(m).

4.2
Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Option, the time or times when such Option shall be made, what type of Option shall be granted, the size of the Option and the number of shares of Common Stock which may be issued under such Option, as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

4.3
Additional Powers. In addition to the powers described elsewhere in the Plan, the Committee specifically is given the discretionary authority and such powers as are necessary for the proper administration of the Plan, including, but not limited to, the duties and powers described in this Section 4.3. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Option Agreements executed hereunder, to prescribe and enforce such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article VIII, (including but not limited to cashing out Options, extending the exercise period of Options and accelerating the vesting of Options) the terms, restrictions and provisions of each Option, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect. Except as set forth in Article VIII, the Committee may not reduce the exercise price of any outstanding Options. The determinations of the Committee on any Plan matters shall be conclusive and binding on all parties.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

4.4
Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

4.5
No Exercise of Authority Resulting in Nonqualified Deferred Compensation. Notwithstanding any other provision of the Plan to the contrary, the Committee shall not exercise its authority with respect to the Plan or any Option in any manner that would result in such Option being considered “deferred compensation,” within the meaning of Section 409A, so as to cause such Option or the Plan to become subject to the requirements of Section 409A.

ARTICLE V
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1
Stock Grant and Option Limits. The Committee may from time to time grant Options to one or more Employees, Directors and/or Consultants who are determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article VIII,

(a)	the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 3,750,000 shares and

(b)	the aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options, shall not exceed 3,750,000 shares.

Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Option. To the extent that an Option lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Option shall again be available for the grant of a new Option.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be granted as Options under Article VII to any one Employee, Director or Consultant during any calendar year, shall be 3,750,000 shares (subject to adjustment in the same manner as provided in Article VIII with respect to shares of Common Stock subject to Options then outstanding). If the Company is Publicly Traded, the limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options to constitute “performance-based” compensation for purposes of Section 162(m), including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m), any shares subject to Options that are canceled or repriced.

5.2
Stock Offered. The stock to be offered pursuant to the grant of an Option may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY FOR OPTIONS; IMPACT OF TERMINATION OF
EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS ON OPTIONS

6.1
Eligibility. Options awarded under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants. An Option may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Option may include, a Non-Qualified Stock Option or, solely for Employees, an Incentive Stock Option.

6.2
Termination of Employment. Except to the extent inconsistent with the terms of the applicable Option Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death.

(a)	Unvested Non-Qualified Stock Options and Incentive Stock Options. Options that are not vested at termination of employment shall lapse.

(b)	Vested Non-Qualified Stock Options. The Holder’s rights, if any, to exercise any then vested and exercisable Non-Qualified Stock Options shall terminate:

(1)
If such termination is for a reason other than the Holder’s retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death, on the earlier of (i) ninety (90) days after the date of such termination of employment and (ii) the expiration date of the Non-Qualified Stock Options.

(2)
If such termination is on account of the Holder’s retirement upon or after attaining age sixty-five (65) or on account of the Holder’s Total and Permanent Disability, the earlier of (i) one (1) year after the date of such termination of employment and (ii) the expiration date of the Non-Qualified Stock Options.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

(3)	If such termination is on account of the Holder’s death, the earlier of (i) one (1) year after the date of the Holder’s death and (ii) the expiration date of the Non-Qualified Stock Options.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options.

(c)	Vested Incentive Stock Options. The Holder’s rights, if any, to exercise any then vested and exercisable Incentive Stock Options shall terminate:

(1)
If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, the earlier of (i) ninety (90) days after the date of such termination of employment and (ii) the expiration date of the Incentive Stock Options.

(2)
If such termination is on account of the Holder’s Total and Permanent Disability, the earlier of (i) one (1) year after the date of such termination of employment or (ii) the expiration date of the Incentive Stock Options.

(3)	If such termination is on account of the Holder’s death, the earlier of (i) one (1) year after the date of the Employee’s death and (ii) the expiration date of the Incentive Stock Options.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.

6.3
Termination of Director Status. Except to the extent inconsistent with the terms of the applicable Option Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s Director status, for any reason, including, without limitation, retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death.

(a)	Unvested Non-Qualified Stock Options. Non-Qualified Stock Options that are not vested at termination of Director status shall lapse.

(b)	Vested Non-Qualified Stock Options. The Holder’s rights, if any, to exercise any then vested and exercisable Non-Qualified Stock Options shall terminate:

(1)
If such termination is for a reason other than the Holder’s retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death, on the earlier of (i) ninety (90) days after the date of such termination of Director status and (ii) the expiration date of the Non-Qualified Stock Options.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

(2)
If such termination is on account of the Holder’s retirement upon or after attaining age sixty-five (65) or on account of the Holder’s Total and Permanent Disability, the earlier of (i) one (1) year after the date of such termination of Director status and (ii) the expiration date of the Non-Qualified Stock Options.

(3)	If such termination is on account of the Holder’s death, the earlier of (i) one (1) year after the date of the Holder’s death and (ii) the expiration date of the Non-Qualified Stock Options.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options.

6.4
Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Option Agreement and/or the provisions of 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s Consultant status, for any reason:

(a)	Unvested Non-Qualified Stock Options. Non-Qualified Stock Options that are not vested at termination of Consultant status shall lapse.

(b)	Vested Non-Qualified Stock Options. The Holder’s rights, if any, to exercise any then vested and exercisable Non-Qualified Stock Options shall terminate:

(1)
If such termination is for a reason other than the Holder’s death, on the earlier of (i) ninety (90) days after the date of such termination and (ii) the expiration date of the Non-Qualified Stock Options.

(2)	If such termination is on account of the Holder’s death, on the earlier of (i) one (1) year after the date of the Holder’s death and (ii) the expiration date of the Non-Qualified Stock Options.

6.5	Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Option Agreement, and notwithstanding anything to the contrary contained in this Article VI:

(a)
If a Holder’s employment with, Director status with or Consultant status with the Company or any Affiliate shall terminate and the Holder, during the period of time he is permitted to exercise Options under the provisions of the Plan (as set forth above in Sections 6.2, 6.3 and 6.4), is unable to sell Common Stock because of the likelihood of a violation of Rule 10b-5 promulgated under the Exchange Act, which determination shall be made in the sole discretion of the Holder, the exercise period of the Options shall be automatically extended for a further ninety (90) days from the date the Options would otherwise lapse as determined pursuant to Sections 6.2, 6.3 and 6.4 above; provided, however, that Options may not be exercised after their expiration date.

(b)
In connection with any termination of employment, Director status, or Consultant status, the Committee has full power and authority to extend the term, accelerate vesting, extend the exercise period or to amend any other provisions of any Option, as it may determine in its sole discretion; provided, however, the Committee shall not exercise its discretion under this Section 6.5 with respect to any Option in any manner that would result in such Option being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Option or the Plan to become subject to the requirements of Section 409A.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

ARTICLE VII
OPTION TERMS

7.1
Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that the term of each Incentive Stock Option shall end no later than the tenth (10th) anniversary of such Option’s date of grant.

7.2	Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

7.3	Special Limitations on Incentive Stock Options.

(a)
To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination.

(b)
No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (1) at the time such Incentive Stock Option is granted, the Option exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (2) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

7.4
Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. In no event shall an Option be, or result in being, back-dated. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. An Option Agreement may provide for the payment of the Option exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option exercise price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (a) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option exercise price, (b) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (c) the delivery of the Option exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. An Option Agreement may also include provisions relating to (a) subject to the provisions hereof, accelerated vesting of Options, (b) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (c) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical. Notwithstanding any other provision of the Plan to the contrary, an Option Agreement shall not contain any provision that would result in such Option being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Option or the Plan to become subject to the requirements of Section 409A.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

7.5
Option Exercise Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option (the “exercise price”) shall be determined by the Committee, but such Option exercise price (a) in the case of an Option that is an Incentive Stock Option or that is intended to constitute performance-based compensation within the meaning of Section 162(m), shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted and (b) shall be subject to adjustment as provided in Article VIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, which notice shall be in a form acceptable to the Company. The Option exercise price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

7.6
Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

7.7
Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate; provided, however, that such grant is not made in a manner that would result in the Option being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Option or the Plan to become subject to the requirements of Section 409A.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

ARTICLE VIII
RECAPITALIZATION OR REORGANIZATION

8.1
Adjustments to Common Stock. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased. Notwithstanding the foregoing, any such adjustment made with respect to an Option that is an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any such adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code.

8.2
Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Option, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

8.3
Change of Control. Except to the extent otherwise provided in the applicable Option Agreement, in the event of the occurrence of a Change of Control, and within one (1) year following the Change of Control (a) an Employee’s employment is terminated by the Company without Cause or by the Employee with Good Reason or (b) a Director is removed from the Board without the approving vote of a majority of the directors in office immediately prior to the Change of Control, outstanding Options of the Employee or Director, as the case may be, shall immediately vest and become exercisable and/or required employment or Board membership periods with the Company or an Affiliate and/or performance goals and/or objectives shall be deemed to have been fully satisfied, as applicable. The Committee, in its discretion by unanimous action, may determine that upon the occurrence of a Change of Control, each Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Option, cash in an amount equal to the excess of (i) the greater of (A) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (B) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (ii) the Option exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to shareholders of the Company in any transaction described in this Section 8.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 8.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control. The provisions contained in this Section 8.3 do not apply to Consultants.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

8.4
Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for under this Article VIII, any outstanding Options and any Option Agreements evidencing such Options shall be subject to adjustment by the Committee in its discretion as to the number and exercise price of shares of Common Stock or other consideration subject to such Option. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

8.5
Powers Not Affected. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

8.6
No Adjustment for Certain Options. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair market value, shall not affect previously granted Options, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Options theretofore granted or the exercise price per share, if applicable.

8.7
No Adjustment to Result in Nonqualified Deferred Compensation. Notwithstanding any other provision of the Plan to the contrary, no adjustment shall be made to any outstanding Option under the Plan that would result in such Option being considered “nonqualified deferred compensation,” within the meaning of Section 409A, so as to cause such Option or the Plan to become subject to the requirements of Section 409A.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

ARTICLE IX
AMENDMENT AND TERMINATION OF PLAN

9.1
Amendment. The Board shall have the right to alter or amend the Plan and the Committee shall have the right to amend any Options, or any part hereof or thereof, whether or not vested, from time to time.

9.2	Termination. The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted.

ARTICLE X
MISCELLANEOUS

10.1
No Right to Option. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Option except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

10.2	No Rights Conferred. Nothing contained in the Plan shall

(a)	confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate,

(b)	interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time,

(c)	confer upon any Director any right with respect to continuation of such Director’s membership on the Board,

(d)	interfere in any way with the right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time,

(e)	confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or

(f)	interfere in any way with the right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

10.3	Other Laws; Withholding.

(a)
The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

(b)
The Company shall have the right to deduct in cash (whether under the Plan or otherwise) in connection with all Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Option satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Option. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock or have the Company withhold shares of Common Stock to satisfy, in whole or in part, the employer’s minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

10.4
No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

10.5
Restrictions on Transfer. Subject to the terms of the Option Agreement, no Option under the Plan or any Option Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (a) by will or by the laws of descent and distribution or (b) except for an Incentive Stock Option, by gift to any Family Member of the Holder. Subject to the terms of the Option Agreement, an Option may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 10.3 hereof.

10.6
Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Option under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

10.7
Rule 16b-3. It is intended that, at any time the Common Stock is registered under Section 12 of the Exchange Act, the Plan and any Option made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Option would disqualify the Plan or such Option under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Option shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

CHINA ENERGY RECOVERY STOCK OPTION PLAN

10.8
Section 162(m). It is intended that, at any time when the Common Stock is Publicly Traded, the Plan shall comply fully with and meet all the requirements of Section 162(m) so that Options hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m)) shall constitute “performance-based” compensation within the meaning of Section 162(m). The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance. At such time the Company is Publicly Traded, if any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

10.9
Other Plans. No Option, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Option, payment or amount received.

10.10
Limits of Liability. Any liability of the Company with respect to an Option shall be based solely upon the contractual obligations created under the Plan and the Option Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

10.11	Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

10.12
Severability of Provisions. The provisions of the Plan are severable. If any provision of the Plan is held invalid or unenforceable in whole or in part by a court of competent jurisdiction, then solely for the purposes of the jurisdiction of that court, such provision shall be invalid or unenforceable and shall not in any manner affect such provision in any other jurisdiction, or any other provision of the Plan in any way, and the Plan shall be construed and enforced accordingly.

10.13
No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Option.

10.14	Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Adopted by the Board on October 29, 2009.

CHINA ENERGY RECOVERY STOCK OPTION PLAN